Calculation of Filing Fee Tables
S-3
XCF Global, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share	Other	212,770,019	$ 0.4459	$ 94,874,151.47	0.0001381	$ 13,102.12
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 94,874,151.47		$ 13,102.12
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 13,102.12
			Net Fee Due:						$ 0.00
Offering Note
[1]	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall be deemed to cover any additional securities to be offered or issued from stock splits, stock dividends or similar transactions with respect to the shares being registered. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The price shown is the average of the high and low selling price of the common stock on August 14, 2026, as reported on the Nasdaq Capital Market Consists of up to 212,770,019 shares of Common Stock offered for resale by the selling shareholder named in the prospectus.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	1		S-1	333-298428	08/19/2026		$ 13,102.12
Fee Offset Sources		XCF Global, Inc.	S-1	333-298428		08/19/2026						$ 13,102.12
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Explanation of the basis for claimed offset:
[1]	Previously paid in connection with Registration Statement file number 333-298428 filed on August 19, 2026.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date